Exhibit 10.2

FIRST AMENDMENT

TO THE

MIDAS EXECUTIVE RETIREMENT PLAN ACCOUNT BALANCE COMPONENT

(AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 11, 2008)

THIS FIRST AMENDMENT (this “Amendment”) to the Midas Executive Retirement Plan Account Balance Component (as amended and restated effective November 11, 2008) (the “Plan”) is effective as of February 22, 2009.

RECITALS

WHEREAS, Midas, Inc., (the “Company”) maintains the Midas Executive Retirement Plan, documentation of which consists of the Plan and the Midas Executive Retirement Plan Defined Benefit Retirement Component and any election forms referred to thereunder; and

WHEREAS, the Board of Directors of the Company (the “Board”) has delegated the power and authority to [officers of the Company] to adopt and agree to this first amendment to the Plan in the name of and on behalf of the Company1; and

WHEREAS, the [Board] deems it to be in the best interests of the Company to amend the Plan, effective as of February 22, 2009, to reduce matching contributions provided under the Plan on and after February 22, 2009 in a manner consistent with a corresponding change in the matching contribution provided under the Midas Retirement Savings Plan for Salaried Employees effective February 22, 2009; and

WHEREAS, the Amendment does not reduce or relieve the Company of any obligation with respect to any Account balance maintained under the Plan that was outstanding as of the date of this Amendment set forth below;

NOW, THEREFORE, by virtue and in exercise of the reserved power set forth within Section 7.1 of the Plan, the Plan is hereby amended, effective February 22, 2009, in the following particulars:

1. Section 4.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 4.3 Employer Matching Credits.

(a) Prior to February 22, 2009. On each payroll date (with respect to Compensation) prior to February 22, 2009 and each date on which an Incentive Payment earned prior to February 22, 2009 is paid (or would have been payable but for an election pursuant to Section 4.2(a)) (each, a “crediting date”), the Employer shall credit a Participant’s Account with a matching credit equal to (i) minus (ii), where:

(i) is equal to the cumulative total, determined as of the crediting date, of all salary reduction contributions made by the Participant under the RSP plus all elective contributions to this Plan pursuant to Section 4.1(a) and Section 4.2(a) during the Plan Year; provided that such cumulative total shall be subject to a maximum equal to the product of (x) and (y), where (x) is equal to the highest percentage of compensation with respect to which the Employer will provide a matching contribution (currently six percent (6%) of compensation) under the RSP and (y) is the sum of all Compensation and Incentive Payments paid to the Participant during the Plan Year up to and including amounts paid on the applicable crediting date, and

[1]	If a proper delegation of the Board’s authority is not already in place, please let me know whether you would like me to draft resolutions for that purpose.

(ii) is equal to the cumulative total, determined as of the crediting date, of the sum of (x) and (y), where (x) is the cumulative total of all Employer matching contributions actually made with respect to the Participant under the RSP with respect to compensation under the RSP through the applicable crediting date and (y) is the cumulative Employer matching credits made with respect to the Participant during the Plan Year through the crediting date immediately preceding the applicable crediting date pursuant to this Section 4.3.

(b) On and After February 22, 2009. On each payroll date (with respect to Compensation) on and after February 22, 2009 and each date on which an Incentive Payment earned on or after February 22, 2009 is paid (or would have been payable but for an election pursuant to Section 4.2(a)) (each, a “crediting date”), the Employer shall credit a Participant’s Account with a matching credit equal to (i) minus (ii), where:

(i) is equal to the cumulative total, determined as of the crediting date, of all salary reduction contributions made by the Participant under the RSP plus all elective contributions to this Plan pursuant to Section 4.1(a) and Section 4.2(a) during the Plan Year; provided that such cumulative total shall be subject to a maximum equal to the product of (x) and (y), where (x) is equal to 50% of the highest percentage of compensation with respect to which the Employer will provide a matching contribution (currently six percent (6%) of compensation) under the RSP and (y) is the sum of all Compensation and Incentive Payments paid to the Participant during the Plan Year up to and including amounts paid on the applicable crediting date, and

(ii) is equal to the cumulative total, determined as of the crediting date, of the sum of (x) and (y), where (x) is the cumulative total of all Employer matching contributions actually made with respect to the Participant under the RSP with respect to compensation under the RSP through the applicable crediting date and (y) is (A) or (B), depending on the Plan Year, where (A) applies during the 2009 Plan Year and is the cumulative Employer matching credits made (or that would have been made) with respect to the Participant during the Plan Year through the crediting date immediately preceding the applicable crediting date pursuant to this Section 4.3, determined as if Section 4.3(b) had been in effect for the entire Plan Year and (B) applies during Plan Years after 2009 and is the cumulative Employer matching credits made with respect to the Participant during the Plan Year through the crediting date immediately preceding the applicable crediting date pursuant to this Section 4.3.

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IN WITNESS WHEREOF, I,                                              , duly authorized by the Board, hereby execute and adopt this first amendment to the Plan on behalf of and in the name of the Company, in accordance with Section 7.1 of the Plan, on this      day of                 , 2009.

MIDAS, INC.

By:

Name:

Its: